                                                                     Exhibit 28J

                   CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                      First USA Bank, National Association

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1999-X
                                October 10, 2001

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1999-X Supplement dated as of June 1, 1999 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the October 15, 2001 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.



A. Information Regarding the Current Distribution (Stated on the Basis of $1,000
   Original Principal Amount)

     1. The total amount of the distribution to Class A Adjusted
        Certificateholders on the Payment Date per $1,000 interest.                                     $2.829

     2. The amount of the distribution set forth in paragraph 1 above in respect
        of principal on the Class A Adjusted Certificates, per $1,000 interest                          $0.000

     3. The amount of the distribution set forth in paragraph 1 above in respect
        of interest on the Class A Adjusted Certificates, per $1,000 interest                           $2,829

B. Information Regarding the Performance of the Trust

     1. Collections of Receivables
     -----------------------------

     a. The aggregate amount of Collections of Receivables processed for the Due
        Period with respect to the current Distribution Date which were
        allocated in respect of the Investor Certificates of all Series                      $2,104,162,222.68

     b. The aggregate amount of Collections of Receivables processed for the Due
        Period with respect to the current Distribution Date which were
        allocated in respect of the Series 1999-X Certificates                                 $262,129,021.91

     c. The aggregate amount of Collections of Receivables processed for the Due
        Period with respect to the current Distribution Date which were
        allocated in respect of the Class A Certificates                                       $229,362,894.21

     d. The amount of Collections of Receivables processed for the Due Period with respect to the current Distribution Date which were allocated in
        respect of the Class A Adjusted Certificates, per $1,000 interest                             $305.817

     e. The amount of Excess Spread for the Due Period with respect to the
        current Distribution Date                                                                $8,211,936.31

     f. The amount of Reallocation Principal Collections for the Due Period
        with respect to the current Distribution Date allocated in respect of
        the Class A Certificates                                                                         $0.00

     g. The amount of Excess Finance Charge Collections allocated in respect of
        the Series 1999-X Certificates, if any                                                           $0.00



                                                                                                  Series 1999-X


h.   The amount of Excess Principal Collections allocated in respect of the
     Series 1999-X Certificates, if any                                                                   $0.00

2.   Receivables in Trust
-------------------------

a.   Aggregate Principal Receivables for the Due Period with respect to the current Distributed Date (which reflects the Principal Receivables represented by the Exchangeable Seller's Certificate and by the Investor
      Certificates of all Series)                                                            $13,877,511,982.91

b.   The amount of Principal Receivables in the Trust represented by the Series
     1999-X Certificates (the "Adjusted Invested Amount") for the Due
     Period with respect to the current Distribution Date                                       $857,142,857.00

c.   The amount of Principal Receivables in the Trust represented by the Class A
     Certificates (the "Class A Adjusted Invested Amount") for the Due Period
     with respect to the current Distribution Date                                              $750,000,000.00

d.   The Invested Amount for the Due Period with respect to the current
     Distribution Date                                                                          $857,142,857.00

e.   The Class A Invested Amount for the Due Period with respect to the current
     Distribution Date                                                                          $750,000,000.00

f.   The Invested Percentage with respect to Finance Charge Receivables
     (including Interchange) and Defaulted Receivables for the Series
     for the Series 1999-X Certificates for the Due Period with respect to the
     current Distribution Date                                                                            6.176%

g.   The Invested Percentage with respect to Principal Receivables for the
     Series 1999-X Certificates for the Due Period with respect to the current
     Distribution Date                                                                                    6.176%

h.   The Class A Floating Percentage for the Due Period with respect to the
     current Distribution Date                                                                           87.500%

i    The Class A Principal Percentage for the Due Period with respect to the
     current Distribution Date                                                                           87.500%

j.   The Collateral Floating Percentage for the Due Period with respect to the
     current Distribution Date                                                                           12.500%

k.   The Collateral Principal Percentage for the Due Period with respect to the
     current Distribution Date                                                                           12.500%

3. Delinquent Balances
----------------------

     The aggregate amount of outstanding balances in the Accounts which were 30 or more days delinquent as of the end of the Due Period for the current
     Distribution Date                                                                          $557,912,796.32


                                                                                            Series 1999-X
4. Investor Default Amount
--------------------------
a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution
   Date allocable to the Series 1999-X Certificates (the "Investor Default
   Amount")

   1. Investor Default Amount                                                               $4,682,976.23
   2. Recoveries                                                                              $272,638.79
   3. Net Default Receivables                                                               $4,410,337.44

b. The Class A Investor Default Amount

   1. Investor Default Amount                                                               $4,097,604.20
   2. Recoveries                                                                              $238,558.94
   3. Net Default Receivables                                                               $3,859,045.26

c. The Collateral Investor Default Amount

   1. Investor Default Amount                                                                 $585,372.03
   2. Recoveries                                                                               $34,079.85
   3. Net Default Receivables                                                                 $551,292.18

5. Investor Charge-offs.
------------------------

a. The amount of the Class A Adjusted Investor Charge-Offs per $1,000 interest after reimbursement of any such Class A Adjusted Investor Charge-Offs for the
   Due Period with respect to the current Distribution Date                                         $0.00

b. The amount attributable to Class A Adjusted Investor Charge-Offs, if any, by
   which the principal balance of the Class A Adjusted Certificates exceeds the
   Class A Adjusted Invested Amount as of the end of the day on the Record Date
   with respect to the current Distribution Date                                                    $0.00

c. The amount of the Collateral Charge-Offs, if any, for the Due Period with
   respect to the current Distribution Date                                                         $0.00

6. Monthly Servicing Fee
------------------------

a. The amount of the Monthly Servicing Fee payable from available funds by the
   Trust to the Servicer with respect to the current Distribution Date                        $178,571.43

b. The amount of the Interchange Monthly Servicing Fee payable to the Servicer
   with respect to the current Distribution Date                                              $892,857.14

7. Available Cash Collateral Amount
-----------------------------------

a. The amount, if any, withdrawn from the Cash Collateral Account for the
   current Distribution Date (the "Withdrawal Amount")                                              $0.00

b. The amount available to be withdrawn from the Cash Collateral Account as of the end of the day on the current Distribution Date, after giving effect to all withdrawals, deposits and payments to be made on such Distribution Date
   (the "Available Cash Collateral Amount" for the next Distribution Date)                  $8,571,429.00



                                                                                             Series:  1999-X

  c. The amount as computed in 7.b as a percentage of the Class A Adjusted
     Invested Amount after giving effect to all reductions thereof on the
     current Distribution Date                                                                         1.143%

  8. Collateral Invested Amount
  -----------------------------

  a. The Collateral Invested Amount for the current Distribution Date                        $107,142,857.00

  b. The Collateral Invested Amount after giving effect to all withdrawals,
     deposits, and payments on the current Distribution Date                                 $107,142,857.00

  9. Total Enhancement
  --------------------

  a. The total Enhancement for the current Distribution Date                                 $115,714,286.00

  b. The total Enhancement after giving effect to all withdrawals, deposits and
     payments on the current Distribution Date                                               $115,714,286.00
C.The Pool Factor
------------------

     The Pool Factor (which represents the ratio of the Class A Adjusted
     Invested Amount on the last day of the month ending on the Record Date adjusted for Class A Adjusted Investor Charge-Offs set forth in B.5.a above and for the distributions of principal set forth in A.2 above to the Class
     A Adjusted Initial Invested Amount). The amount of a Class A Adjusted
     Certificateholder's pro rata share of the Class A Adjusted Invested Amount can be determined by multiplying the original denomination of the holder's
     Class A Adjusted Certificate by the Pool Factor                                            100.00000000%

D. Principal Funding Account
----------------------------

  1. The Principal Funding Investment Proceeds deposited in the Collection
     Account for the current Distribution Date to be treated as Class A
     Available Funds                                                                                   $0.00

  2. The Excess Principal Funding Investment Proceeds for the current
     Distribution Date                                                                                 $0.00

  3. The Principal Funding Account Balance as of the end of the day on the
     current Distribution Date                                                                         $0.00

  4. The Deficit Controlled Accumulation Amount for the preceding Due Period                           $0.00

E. Reserve Account
------------------

  1. The Reserve Draw Amount for the current Distribution Date                                         $0.00

  2. The amount on deposit in the Reserve Account as of the end of the day on the current Distribution Date (the "Available Reserve Account Amount" for
     the next Distribution Date)                                                                       $0.00


CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page



                                        First USA Bank, National Association
                                          as Servicer


                                        By: /s/ TRACIE KLEIN
                                            --------------------------
                                                TRACIE KLEIN
                                        Title:  FIRST VICE PRESIDENT